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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus which constitutes a part of this Registration Statement on Form S-3 of our report dated March 16, 2000, relating to the consolidated financial statements of HealthAxis Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission. We also consent to the reference to us under the caption "Experts" in the Registration Statement.



/s/BDO Seidman, LLP
--------------------------
BDO Seidman, LLP

Philadelphia, Pennsylvania
March 30, 2000